UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
October 19, 2011
(Date of Report/Date of earliest event reported)
SENSIENT TECHNOLOGIES CORPORATION
(Exact name of registrant as specified in its charter)

WISCONSIN	1-7626	39-0561070
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification No.)
777 East Wisconsin Avenue
Milwaukee, Wisconsin 53202-5304
(Address and zip code of principal executive offices)

(414) 271-6755
(Registrant’s telephone number, including area code)

N/A
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 2.01	COMPLETION OF ACQUISITION OR DISPOSITION OF ASSETS.

See the description under Item 8.01, "Other Events," which is incorporated herein by reference.

ITEM 8.01	OTHER EVENTS.

On October 19, 2011, Sensient Technologies Corporation issued a press release disclosing that it has reached an agreement to acquire the interests of its joint venture partners in Les Colorants Wackherr do Brasil, a cosmetic color and ingredients company located in Sao Paulo, Brazil.  The business generates annual revenues of approximately $9.5 million, and the transaction is expected to close before the end of the year.  Sensient announced that the transaction is expected to result in an after-tax gain of $3 - $4 million, and that the Company is also implementing a cost reduction plan at selected foreign operations that will result in a pre-tax charge in the fourth quarter of up to $4 million.  The press release is furnished as Exhibit 99.1 to this Report on Form 8-K.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS.

Exhibit 99.1	The following exhibit is furnished with this Report on Form 8-K: Sensient Technologies Corporation Press Release Regarding Acquisition of Remaining Interest in Brazil Cosmetics Company.

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SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SENSIENT TECHNOLOGIES CORPORATION
(Registrant)

By:	/s/ John L. Hammond
Name:	John L. Hammond
Title:	Senior Vice President, General Counsel and Secretary

Date: October 19, 2011

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EXHIBIT INDEX

Exhibit 99.1	The following exhibit is furnished with this Report on Form 8-K: Sensient Technologies Corporation Press Release Regarding Acquisition of Remaining Interest in Brazil Cosmetics Company.